Exhibit 21.1
Subsidiaries of Pacific Oak Strategic Opportunity REIT II, Inc. as of March 23, 2020

Pacific Oak Strategic Opportunity Holdings II LLC	Pacific Oak/VERUS GC Phoenix, LLC
Pacific Oak Strategic Opportunity Limited Partnership II	Pacific Oak/VERUS Armory and Land, LLC
Pacific Oak SOR US Properties II LLC	Pacific Oak SOR Non-US Properties II LLC
Pacific Oak SOR II Acquisition I, LLC	Pacific Oak SOR II Debt Holdings II LLC
Pacific Oak SOR II Myrtle Beach JV, LLC	Pacific Oak SOR II Debt Holdings II X LLC
Pacific Oak SOR II IC Myrtle Beach Property, LLC	Pacific Oak SOR II Non-US Debt X, LLC
IC Myrtle Beach Mezz, LLC	Pacific Oak SOR II Investam, LLC
IC Myrtle Beach, LLC	Pacific Oak SOR II Investam II, LLC
Pacific Oak SOR II TRS Holdings, LLC
Pacific Oak SOR II Myrtle Beach TRS JV, LLC
Pacific Oak SOR II IC Myrtle Beach Operations, LLC
IC Myrtle Beach Operations Mezz LLC
IC Myrtle Beach Operations LLC
Pacific Oak SOR II Q&C TRS JV, LLC
Pacific Oak SOR II Q&C Operations JV, LLC
Pacific Oak SOR II Q&C Operations, LLC
Pacific Oak SOR II Acquisition II, LLC
Pacific Oak SOR II Q&C JV, LLC
Pacific Oak SOR II Q&C Property JV, LLC
Pacific Oak SOR II Q&C Property, LLC
Pacific Oak SOR II Acquisition III, LLC
Pacific Oak SOR II 2200 Paseo Verde, LLC
Pacific Oak SOR II Acquisition IV, LLC
Pacific Oak SOR II Lincoln Court, LLC
Pacific Oak SOR II Finance LLC
Pacific Oak SOR II Acquisition V, LLC
Pacific Oak SOR II Lofts at Noho Commons JV, LLC
Pacific Oak SOR II Lofts at Noho Commons, LLC
Noho Commons Pacific Owner LLC
Pacific Oak SOR II Acquisition VI, LLC
Pacific Oak SOR II 210 West 31st Street JV, LLC
Pacific Oak SOR II 210 West 31st Street, LLC
210 West 31st Owner, LLC
Pacific Oak SOR II Acquisition VII, LLC
Pacific Oak SOR II Oakland City Center, LLC
Pacific Oak SOR II Acquisition VIII, LLC
Pacific Oak SOR II Grace Court JV, LLC
Pacific Oak SOR II/VERUS Grace Court, LLC